EXHIBIT A

                             JOINT FILING AGREEMENT

            In accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to jointly prepare and file a Schedule 13D (including any future amendments thereto) reporting each of the undersigned's ownership of securities of Presstek, Inc. and further agree to the filing of this Agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to file on its behalf any and all amendment to such Schedule 13D. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.


Dated: April 5, 2007
       New York, New York             /s/ Marguerite R. Gorman, attorney in fact
                                  ----------------------------------------------
                                  Marguerite R. Gorman


                                  IAT REINSURANCE COMPANY LTD.


Dated: April 5, 2007
       New York, New York         By: /s/ Marguerite R. Gorman, attorney in fact
                                      ------------------------------------------
                                      Name: Peter R. Kellogg
                                      Title: President & CEO